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                                                                    Exhibit 99.3

                                  INSTRUCTIONS

                        INSTRUCTION TO REGISTERED HOLDER
      FROM BENEFICIAL OWNER AND/OR BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                                       OF
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2009
                             OF PHOENIX COLOR CORP.

      The undersigned hereby acknowledges receipt of the prospectus dated May __, 1999 (the "Prospectus") of Phoenix Color Corp., a Delaware corporation (the "Company") and the accompanying letter of transmittal (the "Letter of Transmittal"), that together constitute the exchange offer by the Company (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

      This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with the respect to the 10 3/8% Senior Subordinated Notes due 2009 (the "Old Notes") held by you for the account of the undersigned.

      The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

      $
       ------------------------

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

|_| To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

      $
       ------------------------

|_| NOT to TENDER any Old Notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized: (a) to make, on behalf of the undersigned (and the undersigned, by it signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that (i) the undersigned is acquiring the Exchange Notes in the ordinary course of the business of the undersigned, (ii) the undersigned is not currently participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of Exchange Notes, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with any resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of Securities and Exchange Commission (the "Commission") set forth in certain no-action letters, (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission, (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, (vi) if undersigned is not a broker-dealer, that the undersigned is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in, the distribution of Exchange Notes, and (vii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and (b) to agree, on behalf of the undersigned, to the provisions of the Letter of Transmittal and to bind the undersigned to such provisions; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.
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|_|   Check this box if the Beneficial Owner of the Old Notes is a participating
      Broker-Dealer and such participating Broker-Dealer acquired the Old Notes for its own account as result of market-making activities.

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                                    SIGN HERE

Name of Beneficial Owner(s):
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Signature(s):
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Names(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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